EXHIBIT 23.1

Crowe MacKay LLP Member Crowe Horwath International 1100, 1177 West Hastings Street Vancouver, BC V6E 4T5 +1.604.687.4511 Tel +1.604.687.5805 Fax +1.800.351.0426 Toll Free www.crowemackay.ca

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Corvus Gold Inc. (“the Company”) of our report dated August 7, 2014, with respect to the Company’s consolidated financial statements included in this Prospectus filed pursuant to Rule 424(b) filed with SEC on August 20, 2014 for the years ended May 31, 2014 and 2013.

/s/ Crowe MacKay LLP
Crowe MacKay LLP
Vancouver, British Columbia
September 11, 2014